Exhibit 99.2

                  FIRST AMENDMENT TO AND SUPPLEMENTAL INDENTURE


         THIS FIRST AMENDMENT TO AND SUPPLEMENTAL INDENTURE ("First Amendment") is made this ____ day of ______________, 2006, by and among CHATTEM, INC., a Tennessee corporation (the "Company"), SIGNAL INVESTMENT & MANAGEMENT CO., a Delaware corporation ("SIMC"), SUNDEX, LLC, a Tennessee limited liability company ("SunDex"), CHATTEM (CANADA) HOLDINGS, INC., a Delaware corporation ("Chattem Canada") (collectively SIMC, SunDex and Chattem Canada are referred to as the "Guarantors"), and US BANK NATIONAL ASSOCIATION, as successor in interest to SOUTHTRUST BANK (the "Trustee"), under the following circumstances:

         A. The Company has issued its 7% Senior Subordinated Notes due 2014 in the original aggregate principal amount of $125,000,000 (herein the "Notes").

         B. The Notes were issued under the Indenture dated February 26, 2004 among the Company, the Guarantors and the Trustee (the "Indenture").

         C. Having received the written approval of the holders of at least a majority in principal amount of the outstanding Notes pursuant to Section 9.02 of the Indenture (excluding any Notes owned by the Company or any of its affiliates), the Company, the Guarantors and the Trustee desire to amend the Indenture as provided hereinafter.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained in this First Amendment, the parties agree:

         1. This First Amendment is supplemental to the Indenture and does and shall be deemed to form a part of the Indenture for all purposes.

         2. The Indenture is hereby amended by replacement of the words "$30.0 million" in subparagraph (a)(C)(4) of Section 4.07 with the words "$115.0 million."

         3. The Indenture is hereby amended by replacement of the words "at least 2.0 to 1.0" in subparagraph (a) of Section 4.09 with the words "at least
2.5 to 1.0."

         4. Except as expressly set forth herein, this First Amendment shall not supersede or otherwise modify the terms and conditions of the Indenture.

         5. The internal law of the State of New York shall govern and be used to construe this First Amendment.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, this First Amendment to and Supplemental Indenture has been executed by a duly authorized officer of the Company, each of the Guarantors and the Trustee.

Dated as of __________, 2006.

                                    CHATTEM, INC.


                                    By:__________________________________
                                           Robert E. Bosworth
                                           President and Chief Operating Officer



                                    SIGNAL INVESTMENT & MANAGEMENT CO.,
                                    a Guarantor


                                    By:__________________________________
                                           Robert E. Bosworth
                                           President



                                    SUNDEX, LLC,
                                    a Guarantor


                                    By:__________________________________
                                           Robert E. Bosworth
                                           President

                                    CHATTEM (CANADA) HOLDINGS, INC.,
                                    a Guarantor


                                    By:__________________________________
                                           Robert E. Bosworth
                                           President



                                    US BANK NATIONAL ASSOCIATION


                                    By:_________________________________
                                    Name: ______________________________
                                    Title: _______________________________